Exhibit 3.2

[Stamp of Utah Division of Corporations:
APPROVED by the Division of Corporations
and Commercial Code of the Utah State
Department of Business Regulation on the
4th day of August A.D. 1988. Corporate
Examiner /s/.  Fees paid $35.00]              [stamped  EXPEDITE ]

[Stamped Received 1988 AUG - 4 PM 3:31
Division of Corporations, State of Utah]

                           ARTICLES OF AMENDMENT
                            TO THE ARTICLES OF
                             INCORPORATION OF
                         LOKI HOLDING CORPORATION
ARTICLE I
----------
     The name of the corporation is  Loki Holding Corporation .

ARTICLE II
---------
     ARTICLE I of the Articles of Incorporation is hereby amended to read as follows:

                                 ARTICLE I

Name. The name of the corporation (hereinafter called 'Corporation.) is Quazon Investment Corporation.

ARTICLE III
-----------

      On the 3rd day of August, 1988, the Board of Directors of Loki Holding Corporation unanimously adopted these Articles of Amendment to the Articles of Incorporation of Loki Holding Corporation.

ARTICLE IV
---------
      On the 3rd day of August, 1988, Loki Holding Corporation had one shareholders owning 10,000 shares of common stock which stock was voted in favor of the proposed amendment so that there were 10,000 shares for the amendment, no shares against and no shares abstaining.

ARTICLE V
---------

     These Articles of Amendment to do change the capitalization of the corporation.

/s/Steven D. Moulton
--------------------
Steven D. Moulton, President

/s/ Shannon E. Moulton
----------------------
Shannon E. Moulton, Secretary

STATE OF UTAH       )
                    : ss
COUNTY OF SALT LAKE )

     On the 3rd day of August, 1988, personally appeared before me Steven D. Moulton and Shannon E. Moulton and duly acknowledged to me that they are the persons who signed the foregoing instrument as President and Secretary and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.

/S/ Kellie Heines
---------------
NOTARY PUBLIC

Residing in Salt Lake City, Utah.
My Commission Expires: 8/01/90

[Notary Stamp appears here]